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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

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                                                             Formation
Name                                                         Jurisdiction
----                                                         ------------
CON-X Corporation                                            Alabama
GenTek Financial Services Ltd.                               Barbados
GenTek Holding, LLC                                          Delaware
   Big T-2 Company LLC                                       Delaware
   General Chemical Performance Products LLC                 Delaware
      Fini Enterprises, Inc.                                 Texas
      General Chemical LLC                                   Delaware
      General Chemical West LLC                              Delaware
      Waterside Urban Renewal Corporation                    New Jersey
      General Chemical Canada Holdings Inc.                  Delaware
               General Chemical Performance Products Ltd.    Ontario
      Reheis, Inc.                                           Delaware
         Reheis Holdings Inc.                                Delaware
            Ilminster Company                                Ireland
                  Reheis Ireland                             Ireland
                     Alembic Manufacturing Ltd.              United Kingdom
   GenTek Technologies Marketing Inc.                        Delaware
      Balcrank Products Inc.                                 Delaware
      GT Technologies Europe GmbH                            Germany
      Defiance, Inc.                                         Delaware
         Defiance Precision Products Inc.                    Ohio
            Defiance Precision Products Management LLC       Delaware
            Defiance Precision Products Manufacturing LLC    Delaware
         Defiance Testing & Engineering Services, Inc.       Michigan
            Binderline Draftline, Inc.                       Michigan
            Defiance Kinematics Inc.                         Delaware
            DTA Development, LLC                             Michigan
         Hy-Form Products, Inc.                              Michigan
      Toledo Technologies Inc.                               Delaware
         Toledo Technologies Management LLC                  Delaware
         Toledo Technologies Manufacturing LLC               Delaware
         1279597 Ontario Inc.                                Ontario
            Sandco Automotive Ltd.                           Ontario
   Noma Holding Inc.                                         Delaware
      Noma Corporation                                       Delaware
         Noma O.P., Inc.                                     Delaware
         Noma Technologies Limited Partnership               Massachusetts
         Noma de Reynosa, S.A. de C.V.                       Mexico
         GenTek Technology Pvt. Ltd.                         India
      Noma Delaware Inc.                                     Delaware
         Noma Company                                        Nova Scotia
            Sistemas y Conexiones Integradas, S.A. de C.V.   Mexico
   Printing Developments, Inc.                               Delaware
   Vigilant Networks LLC                                     Delaware
   Vigilant Networks Canada Inc.                             Ontario
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